 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

March 29, 2019
Date of report (Date of earliest event reported)
_______________________
Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	333-198807	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________
Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b)).

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.08.     Shareholder Director Nominations.

The board of directors (the “Board”) of Valeritas Holdings, Inc., a Delaware corporation (the “Company”), has determined that the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”) will be held at 9 a.m., Eastern Standard Time, on Thursday, May 16, 2019, at the offices of DLA Piper LLP (US) at 51 John F. Kennedy Parkway, Suite 120, Short Hills, NJ 07078. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting will be April 8, 2019.
The Annual Meeting is more than 30 days from the date of the Company’s 2018 annual meeting of stockholders. In accordance with the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission, stockholders will have until April 9, 2019 (the “Proposal Deadline”) to submit stockholder proposals and request proxy access with respect to any business to be considered at the Annual Meeting. To be eligible for inclusion, any such proposal should be directed to the following address:
Valeritas Holdings, Inc.
750 Route 202 South, Suite 600
Bridgewater, New Jersey 08807
Attn: Secretary
The Company anticipates mailing definitive proxy materials for the Annual Meeting on or about April 12, 2019. Under the rules and regulations of the Securities and Exchange Commission, the Company undertakes to supplement such materials (and, if necessary, postpone the Annual Meeting) to address any stockholder proposals timely received before the Proposal Deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.

Dated: March 29, 2019                     By: s/ John E. Timberlake
Name: John E. Timberlake
Title: Chief Executive Officer